November 22, 2005

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, November 22, 2005 -- C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced today that its Board of Directors, on November 18, 2005, declared an increase to its regular quarterly cash dividend from 7 1/2 cents ($0.075) per share to 13 cents ($0.13) per share, payable on January 3, 2006, to shareholders of record on December 9, 2005.

C.H. Robinson has distributed regular dividends for more than twenty years. As of November 22, 2005, there were approximately 169,226,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 18,000 customers through a network of 195 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest non-asset based logistics companies in the world, with annual gross revenues of approximately $5 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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